UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2009

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

On January 22, 2009, Univision Communications Inc. (the “Company”) and Grupo Televisa, S.A. de C.V. (“Televisa”) announced by press release that they had amended the existing Program License Agreement (the “Original PLA”) between the parties in connection with a settlement of the litigation involving the Original PLA. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Amended and Restated Program License Agreement

The amended and restated Program License Agreement (the “Amended PLA”), which is effective through the original term of 2017, will continue to provide the Company with exclusive broadcast rights to certain Televisa programming in the U.S and Puerto Rico. Broadcast rights for Puerto Rico were previously granted to the Company pursuant to a separate agreement, which was terminated upon execution of the Amended PLA.

Pursuant to the Original PLA, through December 31, 2008 the Company paid a license fee based on percentages of net time sales on the networks subject to certain adjustments. Effective January 1, 2009 under the Amended PLA, the Company will now pay Televisa (i) 9.36% of certain revenues derived from the Company’s existing networks, stations, and the licensed Televisa programs (excluding advertising revenue from certain soccer programming) plus (ii) 2.02% of the excess (if any) of such revenues over $1,548,500,000.

Under the Amended PLA, the Company’s ability to use unsold advertising time for its own and its subsidiaries purposes without payment of a royalty has been clarified and affirmed. Televisa will also continue to have the right to use, without charge and subject to limitations, a portion of the advertising time that the Company does not either sell to advertisers or use for its own purposes. Pursuant to the Amended PLA, the Company will annually provide Televisa with a gross value of at least $66,500,000 of such advertising, of which $59,000,000 will be subject to annual adjustments for inflation. Also, the Company is no longer obligated to purchase $10,000,000 worth of advertising time on Televisa’s television network, nor is Televisa any longer obligated to purchase advertising from the Company.”

The summary of the Amended PLA is qualified in its entirety by reference to a copy of the Amended PLA which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Settlement Agreement

In connection with the Amended PLA, the parties also entered into a settlement agreement (the “Settlement Agreement’) with respect to the litigation between Televisa and the Company concerning the Original PLA. Under the Settlement Agreement all claims and counterclaims (whether known or unknown) under the Original PLA whether or not included in the litigation have been released and discharged (including those that had previously been dismissed without prejudice), other than with respect to Televisa’s claim that the Original PLA entitled it to transmit or permit others to transmit any television programming into the United States from Mexico over or by means of the Internet and certain pending disputes about rights under the Original PLA to movies that Televisa obtained rights from others or co-produced. A separate trial with respect to the internet issues is scheduled to begin in March 2009. As part of the Settlement Agreement the Company paid Televisa $3,500,000 and withdrew its protest on monies previously paid to Televisa under protest. The summary of the Settlement Agreement is qualified in its entirety by reference to a copy of the Settlement Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

ITEM 8.01.	Other Events.

As discussed above, the parties entered into the Settlement Agreement with respect to the litigation between Televisa and the Company concerning the Original PLA. Under the Settlement Agreement all claims and counterclaims (whether known or unknown) under the Original PLA whether or not included in the litigation have been released and discharged (including those that had previously been dismissed without prejudice), other than with respect to Televisa’s claim that the Original PLA entitled it to transmit or permit others to transmit any television programming into the United States from Mexico over or by means of the Internet and certain pending disputes about rights under the Original PLA to movies that Televisa obtained rights from others or co-produced. A separate trial with respect to the internet issues is scheduled to begin in March 2009.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amended and Restated Program License Agreement dated as of January 22, 2009 between Televisa, SA, de C.V. and Univision Communications Inc.

10.2	Mutual Release and Settlement Agreement dated as of January 22, 2009 between Televisa, S.A. de C.V. and Grupo Televisa, S.A.B., on the one hand, and Univision Communications Inc. and Telefutura Network on the other hand.

99.1	Press release dated January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC. (Registrant)

Date: January 26, 2009	By:	/s/ PETER H. LORI
Peter H. Lori
Senior Vice President and Chief Accounting Officer